EXHIBIT 10.1

THE INTEREST IN THE SECURITIES CONTEMPLATED IN THIS EXPANDED AGREEMENT WILL BE ACQUIRED, IF AT ALL, FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE AFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.


                         EXPANDED USE LICENSE AGREEMENT


     THIS EXPANDED USE LICENSE AGREEMENT ("Expanded Agreement") is made effective as of 12th day of October, 2005 by and between XsunX, Inc., a Colorado Corporation ("XsunX"), and MVSystems, Inc., a Colorado Corporation ("MVS") and Arun Madan, an individual ("Dr. Madan"). XsunX, MVS, and Dr. Madan are sometimes herein referred to individually as a "party" and collectively as the "parties."

                                 R E C I T A L S

         A. WHEREAS, MVS, Dr. Madan and XsunX have previously entered into that certain Technology Sharing and License Agreement dated September 17, 2004 ("Technology Sharing and License Agreement"), for the purposes described therein, and the parties now wish to expand and define the scope and use of technology to include the development of opaque solar cell structures and manufacturing methods; and

         B. WHEREAS, MVS and Dr. Madan desire to expand and/or further define the use of licensed technology, know-how, and patents to XsunX for use in the development of opaque photovoltaic technologies and manufacturing methods; and

         C. WHEREAS, the parties desire to enter into this Expanded Agreement for the development and commercialization of opaque photovoltaic technologies; and

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:


        1.    DEFINITIONS

1.1. "Act" means the Securities Act of 1933 promulgated by the United States Securities and Exchange Commission.

1.2. "Expanded Agreement" means this Expanded Use License Agreement, including the schedules and exhibits attached hereto, which are incorporated by reference herein.

1.3. "Commercial," "Commercialize," or "Commercialization of the 4 Terminal Patent" means the development of process related thereto to the point of obtaining a marketable product consisting of the core solar cell structure design and the manufacturing techniques deliverable in the form of a commercially scalable manufacturing process, and the actual realization thereupon of Ten Million Dollars ($10,000,000) cumulative revenue for the sales and licensure of such technologies and manufacturing process by five (5) years from the effective date of completion of such development.

1.4. "Derivative Works" mean works of the parties, including products or processes, associated with any subsequent research by any party, development, or combination of technologies of the parties after the Commencement Date, which are useful or specific to XsunX Expanded Field of Use or the Expanded Business of XsunX or which may otherwise become subject to the terms of the provisions set forth in this Expanded Agreement or those of the Technology Sharing and License Agreement.

1.5. "Expanded Use License" means that certain license set forth in Section 2.1 of this Expanded Agreement.

1.6. "Expanded Use License Stock Warrant" means that certain stock warrant contemplated at Section 4 of this Expanded Agreement.

1.7. "Expanded Use License Stock Warrant Shares" mean those shares of XsunX obtained upon the exercise of the License Stock Warrant, as set forth at Section 4 of this Expanded Agreement.

1.8. "XsunX Expanded Field of Use" The XsunX Expanded Field of Use pertains to the business of developing and commercializing semi-transparent and opaque solar cells and photovoltaic technologies, solar cell panels, and methods of manufacture.

1.9. "Expanded Business of XsunX" XsunX is in the business of developing, manufacturing, and marketing semi-transparent and opaque solar cells and photovoltaic technologies, solar cell panels, and methods of manufacture.

1.10. "Joint Licensing and Equipment Revenue Fees" means the fixed costs, percentages, mark-ups, and/or revenue sharing specifications as set forth in this Expanded Agreement.

1.11. "Opaque Solar Cell Development" means the development of opaque solar cell structures and manufacturing methods employing the techniques proposed within, but not limited to, U.S. Provisional Patent Application serial number 60/536,151
- three terminal and four terminal solar cells, solar cell panels, and method of manufacture, and other technology, as set fort therein, a copy of which is attached hereto as Exhibit "H" and incorporated herein, the ("4 Terminal Patent"). The completed development and refinement of the 4 Terminal Patent, or any derivative works there from, and any other acquired or licensed technologies are intended to produced commercially marketable products and manufacturing processes of opaque solar cell devices. The development of the 4 Terminal Patent will exclude the use of Copper-Indium-Gallium-Selenium ("CIGS") materials in solar cell structures so long as it pertains to services provided by MVS and the use of the MVS reel-to-reel cassette manufacturing system by XsunX in the Expanded Business of XsunX.

1.12. "Technology Sharing and License Agreement" means that certain Technology Sharing and License Agreement dated September 17, 2004, entered into by MVS, Dr. Madan and XsunX.

1.13. All other terms used herein which are not otherwise defined herein shall have the meaning set forth in the Technology Sharing and License Agreement.


        2.   LICENSE PROVISIONS

2.1. Grant of Expanded Use License. Subject to the terms and conditions of this Expanded Agreement, and subject to the terms and conditions of the Technology Sharing and License Agreement, and in exchange for the considerations set forth herein, MVS and Dr. Madan, jointly and severally, hereby grant to XsunX for the term of this Expanded Agreement, and XsunX accepts, an expanded use license of and to the Licensed Patents and Technology, with the right to sublicense, to import, make, have made, use, sell, offer for sale, have sold, and otherwise commercially exploit the Licensed subject matter of the Licensed Patents and Technology within the XsunX Expanded Field of Use, provided however that Dr. Madan and MVS retain the right to use the Licensed Patents and Technology themselves and to lend or transfer them to a university or non-profit research organization, and to commercially license or transfer the use of US Patent 6,488,777 B2, and US Patent 6,258,408 B1- Semiconductor vacuum deposition system and method having a reel-to reel substrate cassette, the ("Cassette Patent") so long as such use or transfer of any of the above does not defeat or diminish the economic benefit and commercial ability of such Licensed Patents and Technology that may be derived by XsunX within the XsunX Field of Use and the Expanded Business of XsunX.

2.2. Retained Rights. Notwithstanding the grant of the Expanded Use License herein, and pursuant to the provisions of this Expanded Agreement and the Technology Sharing and License Agreement, MVS and Dr. Madan shall retain the right to use the Licensed Patents and technology in the Business of MVS including the right to manufacture its machines and the reel-to reel technology, provided such use does not defeat or diminish the economic benefit and commercial ability of the technology transfer that may be derived by XsunX within the Xsunx Expanded Field of Use and the Expanded Business of XsunX. In addition XsunX is not licensed to provide this technology to any third party for uses outside of the Expanded Business of XsunX.

2.3. Expiration of Expanded Use License. The Expanded Use License granted herein shall, subject to expiration as set forth herein, be perpetual and self-renewing. Notwithstanding the foregoing, in the event that XsunX fails to Commercialize the 4 Terminal Patent within five (5) years from the effective date of completion of the development of the 4 Terminal Patent, the Expanded Use License granted above shall expire as to that technology or part thereof that was not Commercialized.

2.4. Intent and Scope of Expanded Use License. The Expanded Use License granted herein is intended to eliminate the five percent (5%) transmisivity limitation as specified within the Technology Sharing and License Agreement effective September 17, 2004 between the parties, and to allow the use of all technologies licensed, including any derivative works there from, to be utilized by XsunX within the XsunX Expanded Field of Use and in the development of the Expanded Business of XsunX as defined herein.

2.5. Derivative Works. All Derivative Works of the parties resulting from research or work funded by, or Confidential Information provided by, XsunX associated with any subsequent research by any party, development, or combination of technologies of the parties after the Commencement Date, which are useful or specific to the XsunX Expanded Field of Use or the Expanded Business of XsunX, shall become the property of XsunX, subject to the terms of separate joint licensing agreements between the parties intended to provide MVS use of such technology in applications not in direct or indirect competition with or adverse to XsunX in light of the XsunX Expanded Field of Use.


        3.      JOINT LICENSING AND EQUIPMENT REVENUE FEES

3.1. Obligations of MVS. MVS and Dr. Madan shall, subject to the specific provisions of any development proposal then approved by XsunX, MVS and Dr. Madan, and subject to the confidentiality provisions set forth within the Technology Sharing and License Agreement, share the technology referenced herein and therein with XsunX and provide research, development, consultation, materials, tools, instruments, and facility Services for the benefit of XsunX at Cost for the development of technologies pertinent to the Expanded Business of XsunX and for performance under this Expanded Agreement. Approval of any development proposal shall not be unreasonably withheld by MVS and Dr. Madan.

3.2. Joint Licensing and Equipment Revenue Fees. The parties agree to the provisioning of fixed costs and the sharing of revenues to and from the sale and licensure of equipment and technology resulting from the commercialization of the Licensed Patents and Technology under this Expanded Use License and the Technology Sharing and License Agreement as follows:

     3.2.1. Opaque Solar Cell Technology License Revenue Sharing. Upon the successful completion of the development of the 4 Terminal Patent, which is intended to produce commercially marketable opaque solar cell structures and manufacturing methods, XsunX shall begin licensing efforts of the developed opaque technologies. If after twelve (12) months from the date of first licensure to a third party in a bona fide arms-length commercial setting or relationship, the common stock of XsunX (the "Quoted Stock"), as quoted on a nationally recognized quotation system such as the NASDAQ: OTCBB quotation system, has not been quoted at a price of at least Four Dollars ($4.00) per share over a five (5) day trading period at any time during the preceding twelve
(12) months then MVS shall be entitled to a twenty percent (20%) net of the net proceeds associated with the licensing revenues generated from the licensure of the developed opaque technologies until such time that the Quoted Stock achieves a Four Dollar ($4.00) per share quoted price over a five day trading period. Thereafter MVS shall not be entitled to proceeds associated with the licensing revenues.

     3.2.2. General Equipment and Processing Systems Manufacture, Sales, Licensure, and Services. XsunX and MVS shall each share a joint license for the sale and/or licensure of equipment and manufacturing systems, (the "Machines") associated with the delivery of technologies and processes related to the patents and products derived from the commercialization of technologies under this Expanded Use License and the Technology Sharing and License Agreement and shall each be entitled to the benefits of costs and revenue sharing as follows:

        a) In the event that XsunX completes a sale or licensure of Machines or services, and places an order with MVS for the manufacture of said Machines or the delivery of services such as design and consultation related to the manufacture of Machines and their delivery and incorporation into a manufacturing line or system incorporating the services and/or equipment of third party technologies, MVS shall be entitled to fees equaling Costs plus Ten Percent (10%). MVS shall continue to be entitled to Costs plus 10% for any additional Machine or service orders related to the addition to, expansion of, or new orders from or for the benefit of previous or existing customers and marketing contacts generated by XsunX.

        b) Under the Phase 3 and 4 development programs the parties have planned to build a first run production Machine for the purpose of proofing and demonstrating the technology, and selling this first Machine. The parties agree to a 50/50 split of the net proceeds of the sale of this Machine excluding production Costs and reasonable marketing expenses.

        c) In the event that MVS licenses, subject to XsunX approval, the design criteria for the manufacture of Machines to third party manufacturers then MVS shall be entitled to charge up to a ten percent (10%) royalty for such licensure on the wholesale cost of the Machines as determined by such third parties manufacturers or as determined in good faith between MVS and the third party manufacturer. MVS shall provide XsunX with twenty percent (20%) of any fees collected under any such third party manufacturing agreements. XsunX shall not unreasonably withhold any approvals necessary for the above licensing to occur and will be entitled to review such licensing agreements to ensure that the Expanded Business of XsunX will not be diluted or diminished subject to MVS licensure of technology and Machine design.

        d) If XsunX refers a potential client to MVS for services other than those related to the technology sharing and commercialization efforts of the licensed patents and technology then XsunX shall be entitled to a royalty fee of three percent (3%) net of the net proceeds of the recognized revenue resulting from such referral.


        4.     WARRANT FOR PURCHASE OF SHARES

4.1. Expanded Use License Stock Warrant. As consideration for the grant of the Expanded Use License, XsunX shall, grant MVS a warrant ("Expanded Use License Stock Warrant") for the purchase of up to Seven Million (7,000,000) shares of common stock of XsunX (the "Expanded Use License Stock Warrant Shares"). The Expanded Use License Stock Warrant shall be in the form of that Warrant to Purchase Common Stock of XsunX, Inc. instrument attached hereto as Exhibit "I" and incorporated herein by this reference. The Expanded Use License Stock Warrant shall have a five (5) year exercise term and be subject to conditional vesting in accordance with the following provisions:

     4.1.1. The Expanded Use License Stock Warrant shall become exercisable in the amount of 1,000,000 shares upon the effective date of this Expanded Agreement.

     4.1.2. The Expanded Use License Stock Warrant shall become exercisable in the amount of 1,000,000 shares upon the satisfactory completion of Phase 4 under the MVS phase 4 development proposal attached hereto as Exhibit "J" and incorporated herein by this reference.

     4.1.3. The Expanded Use License Stock Warrant shall become exercisable in the amount of 5,000,000 shares upon the date of first licensure of the 4 Terminal Patent, as defined within this Expanded Agreement, to a third party in a bona fide arms-length commercial setting or relationship.

        5.    CONFIDENTIAL INFORMATION


5.1. Use in Products. Notwithstanding anything contained herein to the contrary, XsunX may incorporate technology and principles derived from or related to the Licensed Patents and Technology, including the technology and principles derived from or related to the Expanded Use License, in its commercial and other products, within the XsunX Expanded Field of Use and the development of the Expanded Business of XsunX and the same shall not be deemed a violation of this Expanded Agreement the Technology Sharing and License Agreement or the confidentiality provisions contained therein.

        6.     SECURTIES COMPLIANCE

6.1. No Offer or Sale. This Expanded Agreement is not intended to be an offer for the sale or issuance of securities, whether pertaining to stock, options, warrants, or otherwise, unless the same is exempt from registration and qualification pursuant to an applicable exemption. The issuance of stock and warrants is expressly subject to compliance with all state and federal securities laws, rules and regulations by the parties. While XsunX does not consider this Expanded Agreement itself to be a securities or offer of any securities, whether pertaining to stock, options, warrants or otherwise, in the event that this letter is construed to be an offer, the parties acknowledge the following disclosure in accordance with Section 25102(a) of the California Corporations Code:

                  The sale of the securities which are the subject of this expanded agreement has not been qualified with the Commissioner of Corporation of the State of California and the issuance of such securities or the payment or receipt of any part of the consideration therefore prior to such qualification is unlawful, unless the sale of securities is exempt from the qualification by Section 25100, 25102, or 25105 of the California Corporations Code. The rights of all parties to this expanded agreement are expressly conditions upon such qualification being obtained unless the sale is so exempt.

6.2. General Securities Compliance. Notwithstanding anything contained in this Expanded Agreement to the contrary, this Expanded Agreement, and the stock warrants discussed herein, shall be, and are, expressly subject to all SEC and securities, laws, rules, regulations and reporting and disclosure requirements, to the extent applicable to XsunX as a reporting company, the shares, and\or any party hereto, including, but not limited to, shareholder voting and proxy solicitation rules. All issuances, sales, transfers, or other dispositions of shares of XsunX shall be made in compliance with all applicable securities laws, rules and regulations, and pursuant to registration of securities under the Securities Act of 1933 ("Act") (and qualification under General Corporation Law of California) or pursuant to an exemption from registration under the Act (and qualification under General Corporation Law of California). Notwithstanding the foregoing, nothing in this Expanded Agreement shall obligate XsunX to seek registration or qualification of any of its shares, and, to the extent that any obligation hereunder cannot be performed without registration or qualification of any of its shares, such obligation shall be excused on the part of XsunX to the extent that XsunX provides other adequate consideration therefore.

6.3. Rule 144. MVS and Dr. Madan each acknowledge that the shares of XsunX may be subject to the restrictions on transfer set forth in Rule 144 of the Rules promulgated under the Act. Any and all offers, sales, transfer or other dispositions of shares of XsunX shall be made only in compliance with Rule 144. MVS and Dr. Madan shall each comply with all policies and procedures established by the APC with regard to Rule 144 matters. MVS and Dr. Madan each acknowledged that XsunX or its attorneys or transfer agent may require a restrictive legend on the certificate or certificates representing the shares pursuant to the restrictions on transfer of the shares imposed by Rule 144.


        7.     MISCELLANEOUS.

7.1. Parties in Interest. Nothing in this Expanded Agreement, or any other agreement or document (including, without limitation, the Technology Sharing and License Agreement), whether express or implied, is intended to confer any rights or remedies under or by reason of this Expanded Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Expanded Agreement intended to relieve or discharge the obligation or liability of any third party to this Expanded Agreement, nor shall any provision give any third person any right of subrogation or action over against any party to this Expanded Agreement.

7.2. Expenses. Each of the parties hereto shall, subject to the terms and conditions of this Expanded Agreement, be responsible for and pay that party's own expenses incident to the preparation of this Expanded Agreement and/or incurred by any party in the performance and consummation of the transaction contemplated hereby.

7.3. Survival. All representations and warranties contained herein shall remain in full force and effect, regardless of any investigation made by a party and shall survive the completion of an Offering and the expiration of the term of this Expanded Agreement.

7.4. Entire Agreement. This Expanded Agreement, along with the Technology Sharing and License Agreement, including all exhibits to such agreements, comprises the entire agreement between the parties and supersedes all prior or contemporaneous understandings and agreements between the parties with respect to the subject matter hereof. This Expanded Agreement may not be amended or modified except in a writing signed by both MVS and XsunX as to matters involving only MVS and XsunX and in a writing signed by both Dr. Madan and XsunX as to matters involving only Dr. Madan and XsunX.

7.5. Coordination. This Expanded Agreement is entered into pursuant to and in light of the Technology Sharing Agreement, and unless specifically addressed or further defined herein, it is the intent of the parties that the terms of the Technology Sharing and License Agreement shall control over this Expanded Agreement. This Expanded Agreement is intended to constitute an amendment of the Technology Sharing and License Agreement as to the subject matter contained and addressed herein. Notwithstanding anything contained herein or in the Technology Sharing Agreement to the contrary, any breach of or under the Technology Sharing and License Agreement shall constitute a breach of and under this Expanded Agreement and any breach of or under this Expanded Agreement shall constitute a breach of and under the Technology Sharing and License Agreement. The terms and conditions of the Technology Sharing and License Agreement are specifically incorporated herein by this reference to the extent that the same do not conflict with the terms and conditions of this Expanded Agreement and the Technology Sharing and License Agreement is amended and modified to include the matters addressed herein.

7.6. Notices. Any and all notices, demands, requests, or other communications required or permitted by this Expanded Agreement or by law to be served on, given to, or delivered to any party hereto by any other party to this Expanded Agreement shall be in writing and shall be deemed duly served, given, or delivered when personally received by the party or to an officer of the party, or in lieu of such personal delivery, when received by United States mail, first-class postage prepaid addressed to the parties hereto at such addresses as may be provided by the parties hereto from time to time for such purposes.

7.7. Authorization. The parties hereto represent and warrant that they are duly authorized to execute this Expanded Agreement on behalf of such party and the persons executing this Expanded Agreement represent and warrant that such persons are duly authorized by the entity that they are signing on behalf of to execute and deliver this Expanded Agreement on behalf of such party.

7.8. Subject Headings. The subject headings of the paragraphs of this Expanded Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

7.9. Assignment. This Expanded Agreement is personal in nature and may not be assigned by any party without the express prior written consent of all of the parties. Upon the express prior written consent to assignment by all parties, this Expanded Agreement shall be binding upon and shall inure to the benefit of the parties to it and their respective heirs, legal representatives, successors, and assigns.

7.10. Attorneys' Fees and Costs. If any legal action or any arbitration or other proceeding is brought by either party for the enforcement or interpretation of this Expanded Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Expanded Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Expanded Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled pursuant to such legal action.

7.11. Further Acts. The parties hereto shall cooperate with each other and acknowledge, execute, deliver, and file such additional documents or instruments and perform such further acts as may be reasonably necessary to affect the purpose and intent of the Agreement, including, but not limited to, the making of filings with the United States Patent and Trademark Office.

7.12. Severability. The provisions of this Expanded Agreement are severable and, if any clause or provision shall be held invalid or unenforceable in whole or in part, in any jurisdiction, then such invalidity or unenforceability shall effect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner effect such clause or provisions in any other jurisdiction, and in respect of the jurisdictions in which such clause or provision is effected, the parties agree to substitute therefore a provision which most closely approximates the relative rights and obligations intended by the parties.

7.13. Counterparts. This Expanded Agreement may be signed in counterparts with the same effect as if the signatories hereto and thereto were upon the same instrument.

7.14. Time of Essence. Time is of the essence of this Expanded Agreement.

7.15. Governing Law. This Expanded Agreement shall be governed by the laws of the State of Colorado, without reference to its choice-of-law or conflict of law rules.

         THIS EXPANDED AGREEMENT is made effective as of the date set forth above.


                                     XSUNX:

                                     XsunX, Inc., a Colorado corporation




                                     By:  /s/ Tom M. Djokovich
                                          --------------------------------
                                            Tom M. Djokovich, President



                                      MVS:

                                      MVSystems, Inc., a Colorado corporation




                                      By:  /s/ Dr. Arun Madan
                                           ---------------------------------
                                             Dr. Arun Madan, President

                                    EXHIBIT H

                            FORM OF 4 TERMINAL PATENT

                                    EXHIBIT I

                   FORM OF EXPANDED USE LICENSE STOCK WARRANT



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                                    EXHIBIT J

                    FORM OF MVS PHASE 4 DEVELOPMENT PROPOSAL